Exhibit 99.1

    Pope Resources Reports Third Quarter Earnings of $4.1 Million


    POULSBO, Wash.--(BUSINESS WIRE)--Oct. 25, 2005--Pope Resources (Nasdaq:POPEZ) reported net income of $4.1 million, or 87 cents per diluted ownership unit, on revenues of $15.3 million for the third quarter ended September 30, 2005. This compares to net income of $1.4 million, or 30 cents per diluted ownership unit, on revenues of $8.1 million, for the same period in 2004.
    Net income for the nine months ended September 30, 2005, totaled $12.8 million, or $2.70 per diluted ownership unit, on revenues of $48.1 million. Net income for the corresponding period in 2004 totaled $9.4 million, or $2.04 per diluted ownership unit, on revenues of $31.7 million.
    Earnings before interest, income tax, depreciation, depletion, and amortization (EBITDDA) for the quarter ended September 30, 2005, was $7.6 million, compared to $3.2 million for the third quarter of 2004. For the nine months ended September 30, 2005, EBITDDA was $25.5 million, compared to $15.8 million for year-to-date 2004 results.
    "On the continued strength in our core log markets, rural residential real estate land sales, and a major third-party timberland management contract, we enjoyed outstanding third quarter results," said David L. Nunes, President and CEO. "On top of already strong first and second quarter results, this year is shaping up to be one of the best years in the partnership's 20-year history."
    In the current quarter our Fee Timber segment has benefited from a 12% increase in average log prices from the corresponding quarter in 2004. On a year-to-date basis, average log prices are up 10% over last year. In addition, a timberland acquisition that closed in late 2004 contributed 7 million board feet (MMBF) of additional harvest in the third quarter relative to the prior year's third quarter and 15 MMBF on a year-to-date basis as compared to 2004. While this incremental volume carries a higher depletion expense due to having a separate depletion pool, the Fee Timber segment nevertheless generated $1.7 million of higher operating income in the current quarter as compared to the prior year. On a year-to-date basis, the Fee Timber segment generated $1.2 million more operating income as compared to 2004.
    Throughout 2005, the Real Estate segment has enjoyed a surge of buyer interest in rural residential lots. The Real Estate segment has worked diligently over the past year to first identify and then bring to market a pipeline of such properties. Sales of these rural residential lots, which consist of a mix of properties in the historic Real Estate land portfolio and properties recently transferred from the Fee Timber portfolio, totaled $1.1 million in the current quarter and $3.1 million year-to-date. These sales propelled Real Estate operating income to $0.5 million in the current quarter and $1.3 million year-to-date. This compares to an operating loss of $0.3 million in the third quarter of 2004 and operating income of $0.7 million for the prior year-to-date.
    The Timberland Management & Consulting segment, which began serving a new timberland management customer in January 2005, generated operating income of $0.4 million in the current quarter compared to breakeven results for the prior year. On a year-to-date basis, this segment has generated $2.1 million of operating income compared to an operating loss of $0.6 million in the prior year.
    The primary driver behind the improvement in year-to-date EBITDDA is an increase in timber harvested as a result of a timberland acquisition in late 2004. Year-to-date harvest volumes have increased almost 15 million board feet (MMBF), or 29%, from a year ago. However, because the volume from this acquisition has its own separate depletion pool, the increased harvest related to this acquisition has less of an impact to earnings as compared to the impact on EBITDDA.
    Results for 2005's fourth quarter will not approach those of the first three quarters since we have harvested 83% of the target volume for 2005 in the first nine months.
    The financial and statistical schedules attached to this earnings release provide selected detail on individual segment results and operating statistics.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 640,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.
    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Management's Discussion & Analysis of Financial Condition and Results of Operation -- Risks and Uncertainties." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.
    Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be a relevant and meaningful indicator of liquidity and earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has provided this information in addition to the generally accepted accounting principle-based presentation of net income or loss and cash from operations. In that context, "depletion" refers to a measure of the cost of timber harvested.

            Pope Resources, A Delaware Limited Partnership
                               Unaudited

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (all amounts in $000's except income per unit)

                                Three months ended   Nine months ended
                                     Sept. 30,           Sept. 30,
                                   2005     2004      2005      2004

Revenues                        $ 15,312  $ 8,051  $ 48,099  $ 31,671
Costs and expenses:
  Cost of sales                   (6,631)  (3,269)  (21,845)  (11,885)
  Operating expenses              (3,860)  (2,723)  (10,667)   (8,206)
                                  -------  -------  --------  --------
Operating income                   4,821    2,059    15,587    11,580
  Interest, net                     (586)    (698)   (1,938)   (2,224)
                                  -------  -------  --------  --------
Income before income taxes and
 minority interest                 4,235    1,361    13,649     9,356
  Income tax
   benefit/(provision)               (52)       -      (562)        -
                                  -------  -------  --------  --------
Income before minority interest    4,183    1,361    13,087     9,356
  Minority interest                  (46)       -      (275)        -
                                  -------  -------  --------  --------
Net income                      $  4,137  $ 1,361  $ 12,812  $  9,356
                                  =======  =======  ========  ========

Average units outstanding --
 Basic (000's)                     4,621    4,522     4,593     4,520
Average units outstanding --
 Diluted (000's)                   4,773    4,608     4,742     4,588

Basic net income per unit       $   0.90  $  0.30  $   2.79  $   2.07
Diluted net income per unit     $   0.87  $  0.30  $   2.70  $   2.04


                 CONDENSED CONSOLIDATED BALANCE SHEETS
                        (all amounts in $000's)

                                           September 30,  December 31,
                                               2005           2004

Assets:
  Cash                                     $      3,009  $        757
  Short-term investments                         14,000             -
  Other current assets                            6,772         2,073
  Roads and timber                               53,779        62,684
  Properties and equipment                       25,735        27,999
  Other assets                                      877         1,355
                                            ------------  ------------
    Total                                  $    104,172  $     94,868
                                            ============  ============
Liabilities and partners' capital:
  Current liabilities                      $      5,045  $      5,935
  Long-term debt, excluding current
   portion                                       32,308        34,164
  Other long-term liabilities                       211           236
                                            ------------  ------------
  Total liabilities                              37,564        40,335
  Partners' capital                              66,608        54,533
                                            ------------  ------------
    Total                                  $    104,172  $     94,868
                                            ============  ============


             RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                        (all amounts in $000's)

                               Three months ended   Nine months ended
                               30-Sep-05 30-Sep-04 30-Sep-05 30-Sep-04

Net income                       $ 4,137  $ 1,361  $ 12,812  $  9,356
Added back:
  Interest, net                      586      698     1,938     2,224
  Income tax provision                52        -       562         -
  Depletion                        2,623      975     9,689     3,740
  Depreciation and amortization      163      165       482       507
                                   ------   ------   -------   -------
EBITDDA                          $ 7,561  $ 3,199  $ 25,483  $ 15,827
                                   ======   ======   =======   =======


        RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                        (all amounts in $000's)

                               Three months ended   Nine months ended
                               30-Sep-05 30-Sep-04 30-Sep-05 30-Sep-04

Cash from operations            $  9,439  $ 2,763  $ 22,253  $ 15,510
Added back:
  Change in working capital            -      237     1,249         -
  Interest, net                      586      698     1,938     2,224
  Deferred profit                     10        -       695         -
  Income tax expense                  52        -       562         -
  Other                                -        2         -         1
Less:
  Change in working capital       (2,217)       -         -    (1,328)
  Deferred profit                      -     (465)        -      (540)
  Deferred taxes                     (84)       -      (594)        -
  Minority interest                  (46)       -      (275)        -
  Cost of land sold                 (178)     (36)     (344)      (40)
  Other                               (1)       -        (1)        -
                                  -------   ------   -------   -------
EBITDDA                         $  7,561  $ 3,199  $ 25,483  $ 15,827
                                  =======   ======   =======   =======


                          SEGMENT INFORMATION
                        (all amounts in $000's)

                                Three months ended  Nine months ended
                                     Sept. 30,          Sept. 30,
                                   2005     2004      2005      2004

Revenues:
  Fee Timber                    $ 12,347  $ 7,215  $ 39,230  $ 27,995
  Timberland Management &
   Consulting (TM&C)               1,666      477     5,123       999
  Real Estate                      1,299      359     3,746     2,677
                                  -------   ------   -------   -------
    Total                       $ 15,312  $ 8,051  $ 48,099  $ 31,671
                                  -------   ------   -------   -------
EBITDDA:
  Fee Timber                    $  7,489  $ 4,055  $ 24,490  $ 17,359
  TM&C                               419      (41)    2,129      (500)
  Real Estate                        457     (246)    1,458       815
  General & administrative and
   minority interest                (804)    (569)   (2,594)   (1,847)
                                  -------   ------   -------   -------
    Total                       $  7,561  $ 3,199  $ 25,483  $ 15,827
                                  -------   ------   -------   -------
Depreciation, depletion and
 amortization:
  Fee Timber                    $  2,735  $   997  $  9,764  $  3,798
  TM&C                                26       22        74        66
  Real Estate                        (39)      30       135       114
  General & administrative            64       91       198       269
                                  -------   ------   -------   -------
    Total                       $  2,786  $ 1,140  $ 10,171  $  4,247
                                  -------   ------   -------   -------
Operating income/(loss):
  Fee Timber                    $  4,754  $ 3,058  $ 14,726  $ 13,561
  TM&C                               393      (63)    2,055      (566)
  Real Estate                        496     (276)    1,323       701
  General & administrative          (822)    (660)   (2,517)   (2,116)
                                  -------   ------   -------   -------
    Total                       $  4,821  $ 2,059  $ 15,587  $ 11,580
                                  -------   ------   -------   -------


                          SELECTED STATISTICS

                                Three months ended  Nine months ended
                               30-Sep-05 30-Sep-04 30-Sep-05 30-Sep-04

Log sale volumes (thousand
 board feet):
  Export conifer                  2,123      550      7,596    7,732
  Domestic conifer               14,115    9,236     45,253   33,455
  Pulp conifer                    2,655    2,807      8,590    8,226
  Hardwoods                       1,649      716      4,466    1,803
                                -------- --------   -------- --------
  Total                          20,542   13,309     65,905   51,216
                                ======== ========   ======== ========

Average price realizations
 (per thousand board feet):
  Export conifer                $   683  $   695    $   675  $   655
  Domestic conifer                  626      591        629      568
  Pulp conifer                      211      226        211      227
  Hardwoods                         643      564        612      570
  Overall                           580      517        579      526

Owned acres                     117,585  112,240    117,585  112,240
Acres under management          527,316    5,316    527,316    5,316
Capital expenditures ($000's)       932      395      2,624    2,311
Depletion ($000's)                2,623      975      9,689    3,740
Depreciation ($000's)               163      165        482      507
Debt to total capitalization         34%      40%        34%      40%


                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000's except per unit data)

                              Q3 2005 vs. Q3 2004  Q3 2005 vs. Q2 2005

                                    Total     Per     Total     Per
                                            Diluted           Diluted
                                              Unit              Unit

Net income:
  3rd Quarter 2005                 $ 4,137  $  0.87  $ 4,137  $  0.87
  2nd Quarter 2005                                     4,069     0.86
  3rd Quarter 2004                   1,361     0.30
                                    -------  ------- ------- -------
    Variance                       $ 2,776  $  0.57  $    68  $  0.01

Detail of earnings variance:
Fee Timber
  Log price realizations (A)       $   838  $  0.17  $    67  $  0.01
  Log volumes (B)                    4,188     0.83   (1,059)   (0.18)
  Production costs                  (1,630)   (0.32)     123     0.02
  Depletion                         (1,648)   (0.33)     600     0.10
  Other Fee Timber                     (52)   (0.01)      93     0.02
Timberland Management & Consulting
  Management fee changes               176     0.04     (279)   (0.05)
  Other Timberland Mgmnt &
   Consulting                          280     0.06     (148)   (0.03)
Real Estate                                       -                 -
  Land sales                           829     0.16      273     0.05
  Environmental remediation
   liability                            63     0.01        -        -
  Other Real Estate                   (120)   (0.02)      31     0.01
General & administrative costs        (162)   (0.03)      25        -
Interest expense                        29     0.01       (1)       -
Other (taxes, minority int.,
 interest inc.)                        (15)       -      343     0.06
                                    -------  -------  -------  -------
Total change in earnings           $ 2,776  $  0.57  $    68  $  0.01
                                    =======  =======  =======  =======


(A) Price variance calculated by multiplying change in average price by prior period volume.

(B) Volume variance calculated by multiplying change in volume by current average price.


    CONTACT: Pope Resources
             Tom Ringo, 360-697-6626
             Fax: 360-697-1156